Investor Presentation June 17 & 18, 2013 Exhibit 99.1

June 17 & 18, 2013 Investor Presentation Forward-Looking Statement Statements made in this presentation that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services including transportation and labor agreements; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. 2

June 17 & 18, 2013 Investor Presentation Company Overview 3

Solid Vertically Integrated Midwest Utilities

Service Territories: KCP&L and GMO


KCP&L
GMO
Iowa
Nebraska
Kansas
Missouri

Business Highlights

- Solid Midwest fully regulated electric utility operating under the KCP&L brand
- Company attributes
  - Regulated operations in Kansas and Missouri
  - ~829,300 customers / 3,090 employees
  - ~6,600 MW of primarily low-cost coal baseload generation
  - ~3,600 circuit miles of transmission lines; ~22,300 circuit miles of distribution lines
  - ~$9.6 billion in assets at 2012YE
  - ~$5.7 billion in rate base

2012 Retail MWh Sold by Customer Type


39%
47%
14%
Residential
Commercial
Industrial

Total: ~ 22,992 MWhs*

2012 Retail MWh Sales by Jurisdiction


37%
28%
35%
Kansas
Missouri (KCP&L)
GMO

Total: ~ 22,992 MWhs*

2012 MWh Generated by Fuel Type


83%
14%
2%
1%
Coal
Nuclear
Natural Gas and oil
Wind

Total: ~ 27,953 MWhs*

* In thousands

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June 17 & 18, 2013 Investor Presentation

June 17 & 18, 2013 Investor Presentation Focused on Shareholder Value Creation • Target significant reduction in regulatory lag • Seek to deliver earnings growth and increasing and sustainable dividends as a key component of total shareholder return • Improvement in / stability of key credit metrics is a priority Attractive Platform for Long-Term Growth • Environmental – $600 million La Cygne Generation Station upgrade to be completed in 2015 • Transmission – formed Transource Energy, LLC joint venture to pursue competitive transmission projects • Renewables – driven by MO/KS Renewable Portfolio Standards • Other Growth Opportunities – selective future initiatives that will leverage our core strengths Diligent Regulatory Approach • Proven track record of constructive regulatory treatment • Credibility with regulators in terms of planning and execution of large, complex projects • Competitive retail rates on a regional and national level supportive of potential future investment Excellent Relationships with Key Stakeholders • Customers – focused on top tier customer satisfaction • Suppliers – strategic supplier alliances focused on long-term supply chain value • Employees – strong relations between management and labor (3 IBEW locals) • Communities – leadership, volunteerism and high engagement in the areas we serve GXP – Platform for Shareholders 5

June 17 & 18, 2013 Investor Presentation Earnings Growth Continued Growth Through Reduced Regulatory Lag, Disciplined Cost Management and Focused Investment in Environmental and Transmission Competitive Dividend Sustainable and Growing Dividend While Strengthening Key Credit Metrics; Objective to Grow Dividend In Line With Payout Ratio Targets Objective: Improved Total Shareholder Returns Total Shareholder Return 6

June 17 & 18, 2013 Investor Presentation $0.83 $0.85 $0.87 2010 2011 2012 Annualized Dividend • Raised annual dividend by $0.02 in November 2012 – second consecutive annual dividend increase • Targeted payout ratio of 50% - 70% • Dividend is reviewed quarterly by the Board of Directors • Strong emphasis on improving cash flow profile; creates dividend growth flexibility Current Annual Dividend: $ 0.87 Payout ratio of 2012 earnings: 63% Dividend Yield: 3.8%* * As of March 31, 2013 Dividend Growth Flexibility 7

June 17 & 18, 2013 Investor Presentation Operations Overview 8

La Cygne Environmental Upgrade, Construction Update

La Cygne Generation Station

- La Cygne Coal Unit 1 368 MW* - Wet scrubber, baghouse, activated carbon injection
- La Cygne Coal Unit 2 343 MW* - Selective catalytic reduction system, wet scrubber, baghouse, activated carbon injection, over-fired air, low No_x burners
- Project cost estimate, excluding AFUDC and property tax, $615 million*. Kansas jurisdictional share is $281 million
- 2011 predetermination order issued in Kansas deeming project as requested and cost estimate to be reasonable
- Project is on schedule and on budget

* KCP&L's 50% share

Key Steps to Completion		Status
• New Chimney Shell Erected		Completed (2Q 2012)
• Site Prep; Major Equipment Purchase		Completed (3Q 2012)
• Installation of Low No_x Burners for La Cygne 2		Completed (2Q 2013)
• Major Construction	4Q 2012 – 2Q 2014	On schedule
• Startup Testing	3Q 2014	On schedule
• Tie-in Outage Unit 2	4Q 2014	On schedule
• Tie-in Outage Unit 1	1Q 2015	On schedule
• In-service	2Q 2015	On schedule

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June 17 & 18, 2013 Investor Presentation

June 17 & 18, 2013 Investor Presentation • Company-owned assets and commitments in place that will increase renewable portfolio to approximately 600 MW of wind and hydroelectric power • Future renewable requirements driven by the Renewable Portfolio Standards (RPS) in Missouri and Kansas • Flexibility regarding acquisition of future renewable resources: – Through Purchased Power Agreements (PPAs) and purchases of Renewable Energy Credits (RECs); or – Adding to rate base if supported by credit profile and available equity and debt financing • Energy efficiency expected to be a key component of future resource portfolio: – Aggressive pursuit planned with appropriate regulatory recovery 10% 10% 10% 15% 15% 15% 15% 20% 0% 5% 10% 15% 20% 25% 2013 2014 2015 2016 2017 2018 2019 2020 Kansas Renewable Portfolio Standards 2% 5% 5% 5% 5% 10% 10% 10% 15% 0% 2% 4% 6% 8% 10% 12% 14% 16% 2013 2014 2015 2016 2017 2018 2019 2020 2021 Missouri Renewable Portfolio Standards Based on three-year average peak retail demand Based on electricity provided to retail customers Renewable Energy and Energy Efficiency 10

Transource Overview

- Great Plains Energy (GXP) and American Electric Power (AEP) have formed a joint venture, Transource Energy, LLC (Transource), to pursue competitive transmission projects
  - GXP owns 13.5% through a newly-formed subsidiary (GPE Transmission Holding Company, LLC)
  - AEP owns 86.5% through its subsidiary (AEP Transmission Holding Company, LLC)
- GXP's regulated subsidiaries, KCP&L and GMO, are seeking regulatory approval to novate two Southwest Power Pool (SPP) regional transmission projects they have committed to build that are in the initial stages of development
  - Sibley-Nebraska City an SPP Priority Project - 345kV, GMO's share is approximately 170 miles (175 miles total project) and approximately $380 million (approximately $400 million estimated total costs), expected in-service: 2017
  - Iatan-Nashua an SPP Balanced Portfolio Project - 345kV, approximately 30 miles, estimated total costs of approximately $65 million, expected in-service: 2015
  - KCP&L and GMO to fund 100% of the costs of the two SPP projects until they are novated and will be reimbursed by Transource consistent with the ownership structure
- Approvals to novate the projects estimated to be completed by 4Q 2013

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June 17 & 18, 2013 Investor Presentation

June 17 & 18, 2013 Investor Presentation GPE Transmission Holding Company, LLC AEP Transmission Holding Company, LLC 86.5% 13.5% Great Plains Energy Incorporated American Electric Power Company, Inc. 100% 100% Missouri Transmission Projects Transource Ownership Structure Transource Missouri Transource Subsidiary (Future) Transource Subsidiary (Future) 12

June 17 & 18, 2013 Investor Presentation • Approximately 30-mile 345 kV transmission line and related facilities between the Iatan and Nashua substations in Missouri • Estimated Project Cost: $65 million • Expected In-service: 2015 • Approved as SPP ‘Balanced Portfolio’ project in 2009 • Expected benefits greater than cost; increases system reliability; reduces congestion; reduces regional production costs; reduces congestion for power flows between SPP and MISO Iatan – Nashua Project 13

June 17 & 18, 2013 Investor Presentation • Approximately 170-mile (GMO’s share of the 175- mile project) 345 kV transmission line and related facilities between Nebraska and Missouri • GMO’s Estimated Project Cost: $380 million (approximately $400 million estimated total costs) • Expected In-service: 2017 • Approved as the largest regional project in the SPP ‘Priority Projects’ portfolio in 2010 • Benefits: Priority Projects will increase reliability; reduce congestion; improve energy market efficiency; facilitate the integration of renewables; increase west-east transfer capability across the SPP Sibley – Nebraska City Project 14

Transource Missouri, LLC Regulatory Filings

Application	Regulatory Jurisdiction	Case Number	Date Filed	Purpose	Anticipated Effective Date for Approval
Certificate of Convenience and Necessity (CCN)	MPSC	EA-2013-0098	8/31/12	• Seeking a line CCN to construct, finance, own, operate, and maintain the Iatan-Nashua 345kV line and Sibley-Nebraska 345kV line within the state of Missouri	A Stipulation and Agreement has been filed and an order is anticipated in 2013
Authorization to Transfer	MPSC	EO-2012-0367 [1]	8/31/12	• Request authorization to transfer at cost certain transmission property to Transource Missouri, LLC • Grant waivers of Missouri Affiliate Transaction Rules	A Stipulation and Agreement has been filed and an order is anticipated in 2013
FERC 205 Filing	FERC	ER12-2554-000 [2]	8/31/12	• Request for incentive rate treatments for investment in Iatan-Nashua 345kV project and Sibley-Nebraska City 345kV project • Acceptance of Transource Missouri formula rate to capture and recover the costs of Transource Missouri's investment in the projects and any future SPP-controlled transmission asset	• Incentive rate treatment approved in 3Q 2012 • Formula rate settlement approved in 2Q 2013

[1] Regulatory filing made by KCP&L and GMO
[2] Transource will receive revenue through FERC formula rates for the Iatan-Nashua and Sibley-Nebraska City projects once they are novated

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June 17 & 18, 2013 Investor Presentation

June 17 & 18, 2013 Investor Presentation Incentive Requested Iatan-Nashua Project Sibley-Nebraska City Project Commission Ruling RTO Adder 50 basis points 50 basis points Granted ROE Risk Adder None 100 basis points Granted CWIP in Transmission Rate Base Yes Yes Granted Abandonment Yes Yes Granted Pre-commercial Costs/Regulatory Asset Yes Yes Granted Hypothetical (60% Equity/40% Debt) Capital Structure During Construction Yes Yes Granted Single-Issue Ratemaking: ROE Yes Yes Denied • FERC Order approved a base ROE of 9.8% with a 55% cap on the equity component of the post-construction capital structure. Inclusive of the incentives granted below, the weighted average all-in rate for the Iatan-Nashua and Sibley-Nebraska City projects is expected to be 11.15% FERC 205 Filing - Case Number ER12-2554-000 16

June 17 & 18, 2013 Investor Presentation • No additional baseload generation expected for several years • Targeting modest improvements in existing fleet performance in the coming years • No changes currently planned regarding nuclear’s role in the portfolio Iatan 2, an 850-megawatt coal-fired power plant, located near Weston, Mo Plant Operations 17

June 17 & 18, 2013 Investor Presentation Economic Development Activity Ford Motor Company investing $1.1 billion in its Kansas City Assembly Plant • F-150 truck line to increase production by adding a third shift in 3Q 2013 • Transit commercial van expected to begin production in 4Q 2013 Diverse service territory including telecommunications, data centers and biotechnology Housing Continued improvement in Kansas City area home construction • April 2013 year-to-date single-family housing permits up 39% compared to same period in 2012 • April single-family housing starts the strongest in five years Unemployment1 Kansas City area unemployment rate of 6.1% in April 2013 compared to: • National rate of 7.1% in April 2013 • Kansas City area rate of 6.2% in April 2012 1 On a non-seasonally adjusted basis Local Economy 18

June 17 & 18, 2013 Investor Presentation Recovery Mechanisms Energy Cost Adjustment (Rider): KCP&L – Kansas Fuel Adjustment Clause (Rider): GMO Quarterly Cost Adjustment (Rider): GMO Steam Property Tax Surcharge (Rider): KCP&L – Kansas Energy Efficiency Cost Recovery (Rider): KCP&L – Kansas Pension and OPEB (Tracker): KCP&L – Missouri, KCP&L – Kansas and GMO Demand-Side Investment Mechanism (Tracker): GMO Renewable Energy Standards (Tracker): KCP&L-Missouri and GMO Construction Work in Progress (La Cygne only): KCP&L – Kansas Missouri Public Service Commission Consists of five members, including the Chairman, who are appointed by the Governor and confirmed by the Senate. • Members serve six-year terms (continue to serve after term expires until reappointed or replaced) • Governor appoints one member to serve as Chairman Kansas Corporation Commission Consists of three members, including the Chairman, who are appointed by the Governor and confirmed by the Senate. • Members serve four-year terms (continue to serve after term expires until reappointed or replaced) • Commissioners elect one member to serve as Chairman Regulatory 19

June 17 & 18, 2013 Investor Presentation 2012 Review 20

June 17 & 18, 2013 Investor Presentation Earnings Growth Steps Taken to Reduce Regulatory Lag Disciplined Cost Management Long-Term Rate Base Growth Competitive Dividend Grew Dividend In Line With Target Payout Ratio Strengthened Key Credit Metrics Delivering on Strategic Objectives 21

June 17 & 18, 2013 Investor Presentation KCP&L – Kansas KCP&L – Missouri GMO – MPS GMO – L&P Annual Revenue Increase (in millions) $ 33.2 $ 67.4 $ 26.2 $ 21.71 Percent Increase 6.7% 9.6% 4.9% 12.7%1 Rate Base (in millions) $ 1,798 $ 2,052 $ 1,364 $ 466 Authorized ROE 9.5% 9.7% 9.7% 9.7% Common Equity Ratio 51.8% 52.3%(2) 52.3%(2) 52.3%2 New Retail Rates Effective January 1, 2013 January 26, 2013 January 26, 2013 January 26, 2013 1 Includes full impact of phase in from rate case ER-2010-0356 2 MPSC authorized an equity ratio of approximately 52.6% or approximately 52.3% after including other comprehensive income Rate Case Summary 22

June 17 & 18, 2013 Investor Presentation • Filed and completed general rate cases in Kansas and Missouri • Announced 2% increase in quarterly dividend in November 2012 • Aggressively managed O&M costs • Formed Transource Energy, LLC, a joint venture with American Electric Power Full-Year Fourth Quarter ($ in millions, except EPS) 2012 2011 2012 2011 Earnings $ 198.3 $ 172.8 $ 4.3 $ 1.7 EPS $ 1.35 $ 1.25 $ 0.03 $ 0.01 2012 Performance 23

June 17 & 18, 2013 Investor Presentation First Quarter 2013 Update 24

June 17 & 18, 2013 Investor Presentation First Quarter Financial Review 2013 Earnings Guidance • Affirming 2013 earnings per share guidance range of $1.44 - $1.64 – Assumes normal weather for the remainder of the year – Assumes full-year weather-normalized load growth of flat to 1.0% First Quarter 2013 Retail Demand Compared to Prior Year • Heating degree days up approximately 41% • Total and weather-normalized retail MWh sales up 5.8% and 0.6%1, respectively Financing Activity and Credit Rating Outlook • KCP&L issued $300 million of 10-year senior unsecured notes with a coupon rate of 3.15% in March • Long-term debt issuance anticipated for GMO in 20132 • Standard & Poor’s revised outlook to ‘Positive’ from ‘Stable’ 1 Excluding 2012 Leap Day sales 2 Financing strategy subject to change, depending on capital expenditures, internal cash generation, market conditions and other factors 25

June 17 & 18, 2013 Investor Presentation 2012 EPS 2013 EPS Change in EPS 1Q $ (0.07) $ 0.17 $ 0.24 Contributors to Change in 2013 EPS Compared to 2012 New Retail Rates Interest Expense Weather Wolf Creek WN Demand Other Margin Other Total 1Q 2013 $ 0.09 $ 0.08 $ 0.07 $ 0.07 $ 0.02 $ (0.06) $ (0.03) $ 0.24 2013 First Quarter EPS Reconciliation Versus 2012 26

June 17 & 18, 2013 Investor Presentation Earnings (Loss) in Millions Earnings (Loss) per Share 2013 2012 2013 2012 Electric Utility $ 27.6 $ 4.5 $ 0.18 $ 0.03 Other (1.6) (13.8) (0.01) (0.10) Net income (Loss) 26.0 (9.3) 0.17 (0.07) Less: Net loss attributable to noncontrolling interest - 0.2 - - Net income (loss) attributable to Great Plains Energy 26.0 (9.1) 0.17 (0.07) Preferred dividends (0.4) (0.4) - - Earnings (loss) available for common shareholders $ 25.6 $ (9.5) $ 0.17 $ (0.07) Common stock outstanding for the quarter averaged 153.7 million shares, about 13 percent higher than the same period in 2012 Great Plains Energy Consolidation Earnings and Earnings Per share – Three Months Ended March 31 (Unaudited) 27

June 17 & 18, 2013 Investor Presentation 1Q 2013 1Q 2012 Equivalent Availability 74% 79% Capacity Factor 65% 61% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Combined Fleet Plant Performance 1Q 2013 1Q 2012 Equivalent Availability Coal 80% 88% Capacity Factor Coal 69% 68% Equivalent Availability Nuclear 38% 19% Capacity Factor Nuclear 38% 17% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Coal and Nuclear 28

June 17 & 18, 2013 Investor Presentation Customer Consumption Retail MWh Sales Growth Rates 1Q 2013 Compared to 1Q 2012 Total Change in MWh Sales Weather – Normalized Change in MWh Sales1 % of Retail MWh Sales Residential 14.5% 3.5% 42% Commercial 2.5% (0.2%) 45% Industrial (6.8%) (5.7%) 13% 5.8% 0.6%2 1 Excluding 2012 Leap Day sales 2 Weighted average 29

June 17 & 18, 2013 Investor Presentation Great Plains Energy Debt ($ in Millions) KCP&L GMO 1 GPE Consolidated Amount Rate (2) Amount Rate 2 Amount Rate 2 Amount Rate 2 Short-term debt $ 266.0 0.74% $ 276.0 0.95% $ 11.0 2.00% $ 553.0 0.87% Long-term debt (3) 2,199.3 6.02% 118.2 7.33% 992.8 4.65% 3,310.3 5.66% Total $2,465.3 5.45% $394.2 2.87% $1,003.8 4.62% $3,863.3 4.97% Secured debt = $813 (21%), Unsecured debt = $3,049 (79%) 1 GPE guarantees substantially all of GMO’s debt 2 Weighted Average Rates – excludes premium / discounts and other amortizations 3 Includes current maturities of long-term debt $ $100 $200 $300 $400 $500 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 De b t ($ i n m il li o ns ) Maturity GPE GMO KCP&L 4 Includes long-term debt maturities through December 31, 2022 5 2013 reflects $167.6 million of KCP&L tax-exempt bonds subject to remarketing prior to final maturity date Long-Term Debt Maturities 4, 5 Current Credit Ratings Moody’s Standard & Poor’s Great Plains Energy Outlook Corporate Credit Rating Preferred Stock Senior Unsecured Debt Stable - Ba2 Baa3 Positive BBB BB+ BBB- KCP&L Outlook Senior Secured Debt Senior Unsecured Debt Commercial Paper Stable A3 Baa2 P-2 Positive A- BBB A-2 GMO Outlook Senior Unsecured Debt Commercial Paper Stable Baa3 P-3 Positive BBB A-2 March 31, 2013 Debt Profile and Current Credit Ratings 30

June 17 & 18, 2013 Investor Presentation 56.1% 56.9% 57.0% 57.9% 45% 50% 55% 60% 2010 2011 2012 1Q2013 Adjusted Debt / Total Adjusted Capitalization* 16.6% 12.3% 15.8% 16.1% 0.0% 10.0% 20.0% 2010 2011 2012 LTM** FFO / Adjusted Debt* 4.1 3.2 3.8 4.0 0 1 2 3 4 5 2010 2011 2012 LTM** FFO Interest Coverage* * All ratios calculated using Standard and Poor’s methodology. Ratios are non-GAAP measures that are defined and reconciled to GAAP in Appendix ** Last twelve months (LTM) as of March 31, 2013 ($ in millions) KCP&L GMO GPE Total Aggregate Bank Commitments (1) $710.0 $515.0 $200.0 $1,425.0 Outstanding Facility Draws 0.0 0.0 11.0 11.0 Outstanding Letters of Credit 5.3 15.1 1.8 22.2 A/R Securitization Facility Draws 110.0 65.0 0.0 175.0 Available Capacity Under Facilities 594.7 434.9 187.2 1,216.8 Outstanding Commercial Paper 156.0 211.0 - 367.0 Available Capacity Less Outstanding Commercial Paper $438.7 $223.9 $187.2 $849.8 (1) Includes KCP&L $110M and GMO $65M accounts receivable securitization facilities March 31, 2013 Liquidity Key Credit Ratios for Great Plains Energy and Liquidity 31

June 17 & 18, 2013 Investor Presentation 2013 Earnings Guidance and Projected Drivers 32

June 17 & 18, 2013 Investor Presentation Minimize Lag Strong Operational Performance While Living Within Our Means Deliver Competitive Total Shareholder Return  Reduce normalized regulatory lag to 50-150 bps  File La Cygne Abbreviated Rate Case - Kansas  Pursue Infrastructure System Replacement Surcharge (ISRS) in Missouri – Senate Bill No. 207  Improve Wolf Creek Equivalent Availability and Capacity Factor ‒ Decision on request for proposal  Continue tight control of O&M and capital expenditures  Grow earnings through focused capital investment in environmental and transmission projects ‒ Continued progress at La Cygne and Transource  Continue to position for long-term dividend growth Priorities for 2013 33

June 17 & 18, 2013 Investor Presentation $1.44 $1.25 $1.35 $1.64 2011A 2012A 2013E* Earnings Per Share EPS Growth Trajectory • 2012 EPS growth of 8% compared to 2011 • 2013 EPS guidance of $1.44 to $1.64 reflects EPS growth of 14% at the midpoint of the range 2013 Drivers • Assumes flat to 1% weather-normalized load growth • Benefit of new retail rates – full-year in Kansas and 11-months in Missouri • $28 million of O&M increases recovered in rates • Dilution from June 2012 equity units • Increase in Missouri property taxes and transmission costs • Continued proactive cost management − Workforce attrition − Outage management − Supply chain transformation − Rail contracts 2013 Earnings Considerations *Affirming 2013 earnings per share guidance range of $1.44 - $1.64 34

June 17 & 18, 2013 Investor Presentation 2014 • One additional month of new Missouri retail rates • La Cygne environmental upgrade AFUDC and abbreviated rate case in Kansas • Reduced capital expenditures assuming novation of SPP approved regional transmission projects • New coal transportation contracts • Increasing property taxes and transmission under-recovered in Missouri • No plans to issue equity 2015 • La Cygne environmental upgrade in-service in 2Q 2015 • Anticipated new retail rates effective in 2016 on projected rate base of $6.5 billion • No plans to issue equity 2014 and 2015 Considerations 35

Projected Utility Capital Expenditures*

Projected Utility Capital Expenditures (In Millions)	2013	2014	2015
Generating Facilities	$ 245.4	$ 230.2	$ 230.2
Distribution and transmission facilities	192.3	199.1	204.4
SPP – approved regional transmission projects	73.6	76.0	97.7
General facilities	45.7	54.9	53.3
Nuclear fuel	5.5	1.6	47.9
Environmental	162.4	148.8	82.0
Total utility capital expenditures	**$ 724.9**	**$ 710.6**	**$ 715.5**

* Projected capital expenditures excludes Allowance for Funds Used During Construction (AFUDC)

Considerations	
Generating	• Includes costs associated with our 47% interest in Wolf Creek
Distribution and Transmission	• Includes costs associated with our vehicle fleet and expanding service areas
SPP transmission projects	• Reflects 100% of the costs associated with Iatan-Nashua and Sibley-Maryville-Nebraska City projects which we expect to novate to Transource by 2014 upon regulatory approval. Once novated to Transource, Great Plains Energy will fund 13.5% of the SPP transmission projects
General	• Costs associated with facilities and information systems
Environmental	• Costs associated with our share of environmental upgrades at La Cygne station expected to be completed in 2015

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June 17 & 18, 2013 Investor Presentation

June 17 & 18, 2013 Investor Presentation Debt • In March 2013, KCP&L issued $300 million of 10-year senior unsecured notes with a coupon rate of 3.15% • Long-term debt issuance anticipated for GMO Equity • No plans to issue equity *2013 financing strategy is subject to change, depending on capital expenditures, internal cash generation, market conditions and other factors 2013 Financial Strategy* 37

June 17 & 18, 2013 Investor Presentation • Effective income tax rate of approximately 35% • Federal/state combined statutory rate of approximately 38.9% impacted by: - AFUDC Equity (non-taxable) - Wind Production Tax Credits (PTC) - Amortization of Investment Tax Credits (ITC) • Do not expect to generate significant income tax liability or pay significant income taxes during 2013 due to: - Bonus depreciation of approximately $180 million - Ongoing wind PTC - Utilization of prior year Net Operating Losses (NOLs) and tax credits 2013 Guidance Assumptions Income Taxes 38

June 17 & 18, 2013 Investor Presentation • Year-end 2012 deferred income taxes include: – $217.5 million tax credit carry forwards primarily related to Advanced Coal ITCs, wind PTCs, and Alternative Minimum Tax (AMT) credits ($88.1 million related to GMO acquisition) o Coal and wind credits expire in years 2028 to 2032 o AMT credits do not expire o $0.5 million valuation allowance on federal and state tax credits – $517.2 million of tax benefits on NOL carry forwards ($352.7 million related to the GMO acquisition) o Federal NOL carry forwards expire in years 2023 to 2031 o $23.3 million valuation allowance on state NOL tax benefits • Do not expect to generate significant income tax liability during 2013 (see previous slide) • Do not anticipate paying significant income taxes through the end of 2018 – Expect to utilize year-end 2012 NOL and tax credit carry forwards, net of valuation allowances – Estimate that impact of bonus depreciation in 2013 has delayed paying significant income taxes by about one year 2013 Guidance Assumption Deferred Income Tax 39

June 17 & 18, 2013 Investor Presentation • NYSE: GXP • www.greatplainsenergy.com • Company Contacts Kevin Bryant VP, Investor Relations and Strategic Planning and Treasurer Great Plains Energy (816) 556-2782 kevin.bryant@kcpl.com Tony Carreño Director, Investor Relations Great Plains Energy (816) 654-1763 anthony.carreno@kcpl.com Investor Relations Information 40

June 17 & 18, 2013 Investor Presentation Appendix 41

June 17 & 18, 2013 Investor Presentation Gross margin is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Gross margin, as used by Great Plains Energy, is defined as operating revenues less fuel, purchased power and transmission of electricity by others. The Company’s expense for fuel, purchased power and transmission of electricity by others, offset by wholesale sales margin, is subject to recovery through cost adjustment mechanisms, except for KCP&L’s Missouri retail operations. As a result, operating revenues increase or decrease in relation to a significant portion of these expenses. Management believes that gross margin provides a more meaningful basis for evaluating the Electric Utility segment’s operations across periods than operating revenues because gross margin excludes the revenue effect of fluctuations in these expenses. Gross margin is used internally to measure performance against budget and in reports for management and the Board of Directors. The Company’s definition of gross margin may differ from similar terms used by other companies. A reconciliation to GAAP operating revenues is provided in the table above. Three Months Ended March 31 (millions) 2013 2012 Operating revenues $ 542.2 $ 479.7 Fuel (132.2) (119.3) Purchased power (38.8) (24.7) Transmission of electricity by others (11.4) (7.3) Gross margin $ 359.8 $ 328.4 Great Plains Energy Reconciliation of Gross Margin to Operating Revenues (Unaudited) 42

Credit Metric Reconciliation to GAAP

Funds from operations (FFO) to adjusted debt is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). FFO to adjusted debt, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating FFO to debt. The numerator of the ratio is defined as net cash from operating activities (GAAP) plus non-GAAP adjustments related to operating leases, hybrid securities, post-retirement benefit obligations, capitalized interest, power purchase agreements, asset retirement obligations, changes in working capital and decommissioning fund contributions. The denominator of the ratio is defined as the sum of debt balances (GAAP) plus non-GAAP adjustments related to some of the same items adjusted for in the numerator and other adjustments related to securitized receivables and accrued interest. Management believes that FFO to adjusted debt provides a meaningful way to better understand the Company's credit profile. FFO to adjusted debt is used internally to help evaluate the possibility of a change in the Company's credit rating.

Funds from Operations (FFO) / Adjusted Debt

	2010	2011	2012	LTM*
Funds from operations				
Net cash from operating activities	$ 552.1	$ 443.0	$ 663.8	$ 698.7
Adjustments to reconcile net cash from operating activities to FFO:				
Operating leases	8.7	11.1	10.8	11.5
Intermediate hybrids reported as debt	28.8	28.8	7.2	
Intermediate hybrids reported as equity	(0.8)	(0.8)	(0.8)	(0.8)
Post-retirement benefit obligations	24.4	65.3	25.7	25.7
Capitalized interest	(28.5)	(5.8)	(5.3)	(5.5)
Power purchase agreements	8.3	1.6	7.8	8.4
Asset retirement obligations	(7.0)	(6.6)	(4.8)	(4.8)
Reclassification of working-capital changes	95.1	(0.8)	5.0	13.5
US decommissioning fund contributions	(3.7)	(3.4)	(3.3)	(3.3)
Other adjustments	-	-	-	-
Total adjustments	125.3	89.4	42.3	44.7
Funds from operations	$ 677.4	$ 532.4	$ 706.1	$ 743.4
Adjusted Debt				
Notes payable	$ 9.5	$ 22.0	$ 12.0	$ 11.0
Collateralized note payable	95.0	95.0	174.0	175.0
Commercial paper	263.5	267.0	530.1	367.0
Current maturities of long-term debt	485.7	801.4	263.1	257.1
Long-term Debt	2,942.7	2,742.3	2,756.8	3,053.2
Total debt	3,796.4	3,927.7	3,736.0	3,863.3
Adjustments to reconcile total debt to adjusted debt:				
Trade receivables sold or securitized				
Operating leases	142.5	127.2	127.4	133.4
Intermediate hybrids reported as debt	(287.5)	(287.5)		
Intermediate hybrids reported as equity	19.5	19.5	19.5	19.5
Post-retirement benefit obligations	280.5	303.1	364.2	364.2
Accrued interest not included in reported debt	75.4	76.9	41.5	62.0
Power purchase agreements	19.6	105.8	129.5	133.7
Asset retirement obligations	41.1	40.4	37.1	37.1
Total adjustments	291.1	385.4	719.2	749.9
Adjusted Debt	$ 4,087.5	$ 4,313.1	$ 4,455.2	$4,613.2
FFO / Adjusted Debt	16.6%	12.3%	15.8%	16.1%

* Last twelve months (LTM) as of March 31, 2013

GREAT PLAINS ENERGY

43

June 17 & 18, 2013 Investor Presentation

Credit Metric Reconciliation to GAAP

Funds from operations (FFO) interest coverage ratio is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). FFO interest coverage, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating FFO interest coverage. The numerator of the ratio is defined as net cash from operating activities (GAAP) plus non-GAAP adjustments related to operating leases, hybrid securities, post-retirement benefit obligations, capitalized interest, power purchase agreements, asset retirement obligations, changes in working capital and decommissioning fund contributions plus adjusted interest expense (non-GAAP). The denominator of the ratio, adjusted interest expense, is defined as interest charges (GAAP) plus non-GAAP adjustments related to some of the same items adjusted for in the numerator and other adjustments needed to match Standard & Poor's calculation. Management believes that FFO interest coverage provides a meaningful way to better understand the Company's credit profile. FFO interest coverage is used internally to help evaluate the possibility of a change in the Company's credit rating.

Funds from Operations (FFO) Interest Coverage

	2010	2011	2012	LTM*
Funds from operations				
Net cash from operating activities	$ 552.1	$ 443.0	$ 663.8	$ 698.7
Adjustments to reconcile net cash from operating activities to FFO:				
Operating leases	8.7	11.1	10.8	11.5
Intermediate hybrids reported as debt	28.8	28.8	7.2	
Intermediate hybrids reported as equity	(0.8)	(0.8)	(0.8)	(0.8)
Post-retirement benefit obligations	24.4	65.3	25.7	25.7
Capitalized interest	(28.5)	(5.8)	(5.3)	(5.5)
Power purchase agreements	8.3	1.6	7.8	8.4
Asset retirement obligations	(7.0)	(6.6)	(4.8)	(4.8)
Reclassification of working-capital changes	95.1	(0.8)	5.0	13.5
US decommissioning fund contributions	(3.7)	(3.4)	(3.3)	(3.3)
Other adjustments				
Total adjustments	125.3	89.4	42.3	44.7
Funds from operations	$ 677.4	$ 532.4	$ 706.1	$ 743.4
Interest expense				
Interest charges	$ 184.8	$ 218.4	$ 220.8	$ 203.6
Adjustments to reconcile interest charges to adjusted interest expense:				
Trade receivables sold or securitized				
Operating leases	8.1	7.7	7.5	6.8
Intermediate hybrids reported as debt	(28.8)	(28.8)	(14.4)	
Intermediate hybrids reported as equity	0.8	0.8	0.8	0.8
Post-retirement benefit obligations	19.4	17.6	12.0	12.0
Capitalized interest	28.5	5.8	5.3	5.5
Power purchase agreements	2.9	6.1	7.6	7.1
Asset retirement obligations	8.7	9.3	9.2	9.2
Other adjustments	(2.4)			
Total adjustments	37.2	18.5	28.0	41.4
Adjusted interest expense	$ 222.0	$ 236.9	$ 248.8	$ 245.0
FFO interest coverage (x)	4.1	3.2	3.8	4.0

* Last twelve months (LTM) as of March 31, 2013

GREAT PLAINS ENERGY
44
June 17 & 18, 2013 Investor Presentation

Credit Metric Reconciliation to GAAP

Adjusted debt to total adjusted capitalization is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Adjusted debt to total adjusted capitalization, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating the ratio of debt to debt and equity. The numerator of the ratio, adjusted debt, is defined as the sum of debt balances (GAAP) plus non-GAAP adjustments related to securitized receivables, operating leases, hybrid securities, post-retirement benefit obligations, accrued interest, power purchase agreements and asset retirement obligations. The denominator of the ratio, total adjusted capitalization, is defined as the sum of equity balances (GAAP) plus non-GAAP adjustments related to hybrid securities plus the non-GAAP adjusted debt as defined for the numerator. Management believes that adjusted debt to total adjusted capitalization provides a meaningful way to better understand the Company's credit profile. Adjusted debt to total adjusted capitalization is used internally to help evaluate the possibility of a change in the Company's credit rating.

Adjusted Debt / Total Adjusted Capitalization

	2010	2011	2012	1Q2013
Adjusted Debt				
Notes payable	$ 9.5	$ 22.0	$ 12.0	$ 11.0
Collateralized note payable	95.0	95.0	174.0	175.0
Commercial paper	263.5	267.0	530.1	367.0
Current maturities of long-term debt	485.7	801.4	263.1	257.1
Long-term Debt	2,942.7	2,742.3	2,756.8	3,053.2
Total debt	3,796.4	3,927.7	3,736.0	3,863.3
Adjustments to reconcile total debt to adjusted debt:				
Trade receivables sold or securitized				
Operating leases	142.5	127.2	127.4	133.4
Intermediate hybrids reported as debt	(287.5)	(287.5)		
Intermediate hybrids reported as equity	19.5	19.5	19.5	19.5
Post-retirement benefit obligations	280.5	303.1	364.2	364.2
Accrued interest not included in reported debt	75.4	76.9	41.5	62.0
Power purchase agreements	19.6	105.8	129.5	133.7
Asset retirement obligations	41.1	40.4	37.1	37.1
Total adjustments	291.1	385.4	719.2	749.9
Adjusted Debt	$ 4,087.5	$ 4,313.1	$ 4,455.2	$ 4,613.2
Total common shareholders' equity	$ 2,885.9	$ 2,959.9	$ 3,340.0	$ 3,338.5
Noncontrolling interest	1.2	1.0	-	-
Total cumulative preferred stock	39.0	39.0	39.0	39.0
Total equity	2,926.1	2,999.9	3,379.0	3,377.5
Adjustments to reconcile total equity to adjusted equity:				
Intermediate hybrids reported as debt	287.5	287.5		
Intermediate hybrids reported as equity	(19.5)	(19.5)	(19.5)	(19.5)
Total adjustments	268.0	268.0	(19.5)	(19.5)
Adjusted Equity	$ 3,194.1	$ 3,267.9	$ 3,359.5	$ 3,358.0
Total Adjusted Capitalization	$ 7,281.6	$ 7,581.0	$ 7,814.7	$ 7,971.2
Adjusted Debt / Total Adjusted Capitalization	56.1%	56.9%	57.0%	57.9%

GREAT PLAINS ENERGY
45
June 17 & 18, 2013 Investor Presentation